POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that the person whose signature appears below hereby constitutes and appoints Kurt R. Weise,  the undersigned's true and lawful attorney-in-fact, with full power of substitution and resubstitution, for the undersigned and in his or her name, place and stead, in any and all capacities
(including the undersigned's capacity as a director and/or officer of United Financial Corp.and its Subsidiaries), to sign and execute Form 3, Initial Statement of Beneficial Ownership of Securities, Form 4, Statement of Changes in
Beneficial Ownership and/or Form 5, Annual Statement of Changes in Beneficial Ownership, for purposes of filing with the United States Securities and Exchange Commission (SEC), granting unto said attorney-in-fact, full power and authority to do and perform each and every act and thing requisite and necessary to be done in about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, or their substitutes, may lawfully do or cause to be done by virtue hereof.
(Form 4 and Form 5 are filed periodically pursuant to Section 16(a) of the Securities Exchange Act of 1934 or
Section 30(f) of the Investment Company Act of 1940.)   This Power of Attorney shall remain in force until
February 1, 2006.

        Name Title Date

 /s/ Jeff C. Mortensen  VP/Branch Manager/Director    October 31, 2005
Jeff C. Mortensen  of Subsidiary

 /s/ Kevin P. Johnson  VP/Director of Subsidiary October 31, 2005
Kevin P. Johnson

 /s/ Renae M. Johnson  Secretary, VP/Controller of  October 31, 2005
Renae M. Johnson  Subsidiary